LICENSE AGREEMENT

         THIS AGREEMENT is entered into this 20th day of April, 1992 by and between Eco Soil Systems, Inc. a Nebraska corporation, hereinafter referred to as "SELLER," having its principal place of business at 7825 Fay Avenue, Suite 200, La Jolla, California 92037, and WESTBRIDGE AGRICULTURAL PRODUCTS, a wholly owned subsidiary of WESTBRIDGE RESEARCH GROUP, having its principal place of business at 2776 Loker Avenue West, Carlsbad, CA 92008, referred to as ("WESTBRIDGE").

                                    RECITALS

         A. WESTBRIDGE has developed and is engaging in the manufacture and sale of certain proprietary products for use in agriculture.

         B. SELLER has developed considerable expertise in distributing materials to the turf grass industry.

         C. WESTBRIDGE desire to grant and SELLER desire to obtain an appointment to market, sell and distribute products as hereinafter set forth.

                            COVENANTS AND CONDITIONS

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties agree as follows:

ARTICLE I:                 DEFINITIONS

         SECTION 1. PRODUCTS. "Products" shall mean all products as jointly formulated by the parties or for which specific applications are jointly developed for sale and use within the Territory, as set forth in Appendix A attached hereto and incorporated herein by this reference, including all improvements thereto, and manufactured by WESTBRIDGE.

         SECTION 2. TERM. "Term" shall mean the period commencing from the date hereof, and continuing for a period of twenty (20) years and, unless terminated by either party for breach for cause and failure to cure as set forth in Article V hereof, shall automatically renew for successive three (3) year periods thereafter.

         SECTION 3. QUOTAS. "Quotas" shall mean the fiscal year minimum annual purchase required to be made by SELLER from WESTBRIDGE.

         SECTION 4. TERRITORY. "Territory" shall mean the golf course, sod farm and institutional turf grass maintenance industries in the United States. Eco Soil Systems, Inc. will have the right to distribute the products listed in Appendix A in any foreign countries in the future in these markets, provided that it has established legal representation in the foreign country, has contractual relationships with local representative to market and service the product and is in full compliance with the terms and conditions of this contract.

ARTICLE II:                EXCLUSIVE APPOINTMENT

         SECTION 1. APPOINTMENT. WESTBRIDGE hereby appoints SELLER for the Term hereof, and SELLER hereby accepts, an exclusive appointment to sell, market and distribute the Products within the designated Territory. In the furtherance of such appointment; WESTBRIDGE agrees to sell Products only to SELLER for use in designated Territory and SELLER agrees to purchase only from WESTBRIDGE to fill requirements for Products comparable to Products covered herein.

         SECTION 2. IMPROVEMENTS. During each annual period in which the Agreement is in effect, the parties shall disclose anticipated development work for the next coming term. Both parties shall, without charge, promptly make available to one another any technical information relating to protocols, applications or improvements to Products.

         SECTION 3. SPECIAL RESERVATION. WESTBRIDGE specifically reserves the right to sell its product line, in any manner in which it shall deem appropriate, other than as limited pursuant to the terms of this Agreement, to any distributors, outlets, or ultimate users.

ARTICLE III.               A.  WESTBRIDGE PERFORMANCE

         SECTION 1. RISK OF LOSS. Delivery shall occur and risk of loss shall pass to SELLER when the Products are on board common carrier FOB plant, U.S.A., packaged for delivery. WESTBRIDGE shall not be responsible for any delays or damages in shipment.

         SECTION 2. MEETS SPECIFICATIONS. WESTBRIDGE warrants that the Products comply in all respects with the specifications, or amendments thereto, at the time of each such delivery. WESTBRIDGE shall not be liable for any consequential damages or for loss, damage or expense directly or indirectly arising form the use of Product, or from any other cause. ANY WESTBRIDGE LIABILITY IS EXPRESSLY LIMITED TO THE REPLACEMENT OF DEFECTIVE PRODUCT AND NOT FOR ANY VALUE ADDED TO THE MATERIAL. Every claim on account of defective Product or workmanship or for any other cause shall be deemed waived by SELLER unless made in writing within 90 days from the date of SELLER'S receipt of Product to which such claim relates. THIS SHALL BE SELLER'S EXCLUSIVE REMEDY FOR BREACH OF WARRANTY. IN NO EVENT SHALL WESTBRIDGE BE LIABLE FOR ANY SPECIAL CONSEQUENTIAL, OR CONTINGENT DAMAGES RESULTING FROM BREACH OF WARRANTY, DELAY OF PERFORMANCE OR ANY OTHER DEFAULT HEREUNDER. WESTBRIDGE specifically disclaims any liability for Products altered in any way after leaving its control.

         SECTION 3. SALES PROTECTION. WESTBRIDGE agrees that it will not enter into any arrangements with any other distributor or dealer for the Products during the Term of this Agreement, provided SELLER is in full compliance with the terms and obligations herein appertaining.

         B.       SELLER'S PERFORMANCE

         SECTION 1. SALES. In consideration for its appointment herein, SELLER agrees that it will, at its sole expense, use its best efforts to promote demand for and sales of Products and establish, train and maintain a sales organization sufficient to market and sell the Products in its designated Territory, and to maintain an adequate inventory of Products, advertise as appropriate and in the amount customary within the Territory, and provide periodic and timely progress reports.

         SECTION 2. COST OF PRODUCT TRIALS. SELLER agrees to pay the cost of product trails performed by the University of California, Riverside, as detailed in Appendix B.

         SECTION 3. INDEMNIFICATION. SELLER agrees to indemnify WESTBRIDGE for costs and profits lost on any sales as a result of SELLER'S failure to take delivery or pay for Products manufactured pursuant to firm orders of SELLER.

         SECTION 4. QUOTAS. AS a condition, precedent to all other commitments of WESTBRIDGE made herein, SELLER must annually purchase from WESTBRIDGE, and pay for, subject to the terms of this Agreement, the minimum annual U.S. dollar amount set forth below:

         First annual period      -     U.S.     $   75,000
         Second annual period     -     U.S.     $  225,000
         Third annual period      -     U.S.     $  500,000
         Fourth annual period     -     U.S.     $1,000,000
         Fifth annual period      -     U.S.     $1,500,000

         Successive quotas shall be established a minimum of one hundred twenty
(120) days prior to the end of each year, initialed by all parties and attached to this Agreement. Should SELLER fail to purchase the minimum requirements in any annual period, or should the parties fail to make an agreement as to successive quotas, such failure shall constitute a breach of this Agreement, and WESTBRIDGE shall have available to it all remedies at law including termination of this Agreement.

         SECTION 5. REGISTRATION. SELLER shall, at its sole expense, register the Products for sale within the Territory and shall be responsible for all taxes and fees occurring in connection therewith.

         SECTION 6. SALES RESTRICTIONS. SELLER understands and agrees that it is expressly prohibited from selling to, offering to sell to, or soliciting sales from anyone outside the Territory.

         C.       MUTUAL PERFORMANCE

         SECTION 1. NON-DISCLOSURE. Each party, recognizing that it or its agents or employees obtain knowledge of confidential matters, trade secrets, and techniques or other expertise developed by the other, agrees that it will take all reasonable steps, at its sole expense, to protect said confidential information and that no party will divulge said confidential information at any time, other than disclosures contemplated by the terms of this Agreement, without prior written consent of the other party.

         SECTION 2. RESULTS. Each party agrees to promptly make available to one another any and all results in development and experimentation with the Products and further agrees not to publish the other party's results without first having obtained written approval of the party providing the results which shall not be unreasonably withheld.

         SECTION 3. REPRESENTATIONS OF WARRANTIES. Each of the parties hereto represents and warrants as follows:

         a. it is duly organized and existing and in good standing under applicable state law and has the requisite authority to own or operate its properties and assets and to carry out its business as presently conducted. Further, it is qualified to do business in California and in each jurisdiction where failure to be qualified could materially and adversely affect its business or financial condition.

         b. It has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement, including the appendices hereto.

         c. All corporate actions on the part of the party, its directors, stockholders or partners necessary for performance of its obligations hereunder, have been duly and validly taken.

         d. This Agreement constitutes a valid and binding obligation, enforceable in accordance with its terms, as to the party.

         e. It is not, and will not, by entering into and performing this Agreement and the obligations contemplated herein, be in violation of any term of its charter documents, or in any material respect be in violation of or in default as to any other agreement, judgment or decree by which it is bound, and to the best of its knowledge is not, and will not by entering into and performing this Agreement, be in violation of any applicable order, statute, rule or regulation.

ARTICLE IV.                COST AND PAYMENT TERMS

         SECTION 1. PRICES. All prices shall be FOB manufacturing plant, Net 30, and as set forth in Appendix A which is attached hereto and incorporated herein by this reference. No prices shall be changed except upon thirty (30) day written notice and shall be effective only for orders received after said thirty-day period.

         SECTION 2.        PAYMENT.

         a. All payments to WESTBRIDGE shall be in U.S. dollars payable 30 days from the date of _____ or shipment, whichever occurs later, or in such other form of payment as may be agreed to from time to time by the parties.

         b. SELLER shall place orders with WESTBRIDGE in writing (including telex or telefax) with reasonable lead times necessary to facilitate manufacture and shipping, and no shipments shall be made except upon specific SELLER purchase order.

         SECTION 3. FORECASTS. To assist WESTBRIDGE in efficiently scheduling it manufacturing, at least thirty (30) days prior to the start of each calendar quarter. SELLER shall provide WESTBRIDGE a good faith quarterly forecast of Products anticipated to be purchased. However, purchases shall only be initiated by SELLER'S firm purchase order.

         SECTION 4. CREDIT. SELLER's credit shall be subject to WESTBRIDGE's continuing approval. In the event that SELLER should be delinquent in the payment terms set forth herein or in the event that SELLER's current liabilities exceed its current assets, WESTBRIDGE may thereupon demand advance payment, satisfactory security, or in acceptable guarantee of prompt payment from SELLER or, in addition to all of the above remedies, or elect to unilaterally rescind this Agreement.

         SECTION 5. GENERAL TERMS AND CONDITIONS. Notwithstanding any terms and conditions that may appear on or be contained in SELLER's purchase orders or other documents of SELLER, all purchases hereunder shall be governed by the terms and conditions so contained in contravention hereof, shall not be deemed applicable.

         SECTION 6. RETURNS. Unless WESTBRIDGE shall have authorized or permitted the return of any Products, WESTBRIDGE shall not be obligated to accept from SELLER any Products, nor to make any exchange or to credit SELLER therefore.

ARTICLE V.                 TERMINATION

         SECTION 1. DEFAULT. The parties recognize that prompt and full compliance with the terms of this Agreement are essential, and the failure to perform hereunder may be deemed a material breach of this Agreement, creating in the non-breaching party the right to treat the Agreement in default. Upon such default and after sixty (60) days notice of default and the failure of the defaulting party to remedy the default within such period, this Agreement may be deemed terminated by the non-defaulting party, such party then having the right to pursue such further remedies as it may deem appropriate, at law or otherwise.

         In the event of termination, this Agreement shall remain applicable to any order for Products which SELLER has previously placed and which have been accepted by WESTBRIDGE.

         In the event of termination of this Agreement, SELLER shall promptly return to WESTBRIDGE all samples, descriptive literature, or other materials pertaining to Products, then remaining in its possession

ARTICLE VI.                MISCELLANEOUS PROVISIONS

         SECTION 1. NOTICES. Any and all notices provided herein shall be in writing and delivered personally or sent by registered or certified mail with return receipt requested, and confirmed by telegraph, telex, or telefax to the other party at the address hereinabove set forth, or at such other address as shall be designated from time to time by the parties. Notice shall be deemed to be effective upon personal service or transmittal of telegraph, telex or telefax or upon the date of receipt indicated on the postage proof of delivery, whichever date is earlier.

         SECTION 2. AMENDMENTS. This instrument contains all of the agreements, understandings, representations, conditions, warranties, and covenants made between the parties hereto. Unless set forth herein, neither party shall be liable for any representations made, and all modifications and amendments hereto must be in writing and signed by both parties.

         SECTION 3. AUTHORITY TO ENTER INTO THE AGREEMENT. Each of the parties represents that it has full power and authority to enter into this Agreement.

         SECTION 4. WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter. Nor shall a waiver by either party of a breach of any provision hereof be taken or held to as a waiver of the provision itself.

         SECTION 5. SEPARABILITY. Each of the terms of the Agreement is exclusive and the invalidity of one or more terms shall not void or make voidable any other terms of the Agreement.

         SECTION 6. COSTS OF DEFAULT. The parties agree that in the event of a default of a term or condition of this Agreement, the defaulting party shall be liable for reasonable attorneys fees and costs in the even of engagement of legal counsel to represent the non-defaulting party's interest.

         SECTION 7. INTEGRATION. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or agreements among the parties in connection with the subject matter herefor except as set forth or referred to herein.

         SECTION 8. BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and bind the parties' successors, assigns, transferees, heirs and personal representatives.

         SECTION 9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

         SECTION 10. FORCE MAJEURE. The obligations of either party hereunder shall be excused by reason of fire, explosion, or flood, or other actions of the elements, strikes, labor disputes however caused, accident, acts of public enemies, lawful rules and regulation or orders of any court or any civil or military authority, loss or shortage of raw materials, supplies or energy sources or failure of usual means of delivery and any other causes beyond the reasonable control of any of the parties.

         In the event that any of the parties is prevented by any of the contingencies of the type set forth in this subparagraph, said party shall be free of all liability as would otherwise be determined by the requirements of this Agreement, but only for so long as the circumstances of force majeure exist. For any cause whatsoever, whether or not beyond the control of WESTBRIDGE or SELLER, liability of either for failure or delay in performance shall not include consequential damages.

         SECTION 11. DISCLAIMER OF AGENCY. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party in any manner.

         SECTION 12. INTERPRETATION. The validity, interpretation and performance of this Agreement has been controlled by and construed under the laws of the State of California, the state in which this Agreement is accepted.

         SECTION 13. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party to any person, firm or corporation without the prior written consent of the other party first obtained. Any attempted assignment without such other party's consent shall be null and void. Except as limited by the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         SECTION 14. HEADINGS. Paragraph headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof.

         SECTION 15. TIME OF ESSENCE. Time is of the essence in this Agreement and the failure of either party to promptly pay when due any and all payments, or perform any and all obligations required herein, may be treated by the other party as a material breach of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in San Diego, California, on the date above appearing.

SELLER                                      WESTBRIDGE

ECO SOIL SYSTEMS, INC.                      WESTBRIDGE AGRICULTURAL PRODUCTS
7825 Fay Avenue, Ste 200                    2776 Lokar Avenue West
La Jolla, CA  92037                         Carlsbad, CA 92008



/s/ William B. Adams                        /s/ Warren Currier
                                            Warren Currier, President



                                  APPENDIX "A"

Product      Description                               Price

Suppress     Nematode suppressant for the              $             /gar
             following species of turf grass
             nematodes


                                  APPENDIX "B"

Description and Estimated Cost of Product Trials to be performed by University of California, Riverside.